Exhibit 99.1

Shore Bancshares, Inc. to present at Sandler O'Neill & Partners, L.P. East Coast Financial Services Conference

Investors May Listen to Live Webcast

Easton, MD  (11/09/2010) --- Shore Bancshares, Inc. (Nasdaq: SHBI) will address analysts and investors attending the Sandler O'Neill & Partners, L.P. East Coast Financial Services Conference on November 11, 2010. SHBI is scheduled to present at 9:45 a.m. ET. W. Moorhead Vermilye, President and CEO, will discuss SHBI strategy, recent business developments and market opportunities.

The webcast is available at http://www.thomson-webcast.net/us/dispatching/SOP_201011. The presentation will be archived and available for 30 days.

About Shore Bancshares, Inc.

Shore Bancshares, Inc. is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland’s Eastern Shore.  It is the parent company of three banks, The Talbot Bank of Easton, Maryland, CNB, and The Felton Bank; three insurance producer firms, The Avon-Dixon Agency, LLC, Elliott Wilson Insurance, LLC and Jack Martin and Associates, Inc; a wholesale insurance company, TSGIA, Inc; two insurance premium finance companies, Mubell Finance, LLC and ESFS, Inc; and a registered investment adviser firm, Wye Financial Services, LLC.  Shore Bancshares, Inc. engages in the mortgage broker business under the name “Wye Mortgage Group” through a minority series investment in an unrelated Delaware limited liability company.